Exhibit 10.3

PROMISSORY NOTE CONVERSION AGREEMENT

THIS PROMISSORY NOTE CONVERSION AGREEMENT (the “Agreement”), is effective as of April 20, 2012, by and between Imprimis Pharmaceuticals, Inc. (the “Company”) and DermaStar International, LLC (the “DermaStar”) (Individually, the Company and DermaStar may be referred to herein as a “Party,” and collectively as the “Parties”).

RECITALS

WHEREAS, on or about November 21, 2011, the Company and DermaStar entered into a Secured Line of Credit Letter Agreement (the “Line of Credit Agreement”) and related Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (“IP Security Agreement”) with DermaStar, pursuant to which the Company granted to DermaStar a blanket security interest in all of its assets, including its intellectual property.

WHEREAS, the Line of Credit Agreement provides that DermaStar make advances to the Company of up to an aggregate of $750,000 under certain circumstances (the “Line of Credit”).

WHEREAS, as of the date of this Agreement, DermaStar had advanced the total maximum $750,000 pursuant to four separate promissory notes issued to the Comapny (the “Promissory Notes”), and the Company owed to DermaaStar an aggregate of $762,534.25 in principal and accrued but unpaid interest under the Line of Credit (the “Promissory Note Balance”).

WHEREAS, on April 20, 2012, the Company entered into a Securities Purchase Agreement in the form attached hereto as Exhibit A (the “SPA,”) relating to the sale and issuance of 10,058,455 units (each, a “Unit”) consisting of one share of the Company’s common stock (“Common Stock”) and a warrant in the form attached hereto as Exhibit B (each, a “Warrant”) to purchase up to one-fourth of a share of the Company’s Common Stock at an exercise price of $1.185 per share, at a price per Unit of $0.79 (the “Offering”).  The Private Placement closed on April 25, 2012 (the “Closing Date”).  In connection with the Private Placement, the Company issued an aggregate of 10,058,455 shares of Common Stock and Warrants to purchase an aggregate of 2,514,642 shares of Common Stock, for aggregate gross proceeds to the Company of approximately $7.95 million.  The Investors are not entitled to any registration rights with respect to the Common Stock and Warrants issued in the Private Placement.

WHEREAS, the Parties desire to convert the entire outstanding principal balance of the Promissory Notes and all related accrued interest into Units at a rate of $0.79 per Unit (the “Unit Price”), consistent with the terms of the issuance of the Units in the Offering, effective upon the closing of the Offering

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.

CONVERSION TERMS.   Pursuant to the terms of the Offering, DermaStar hereby agrees to convert the entire Promissory Note Balance of $762,534.25 into the Securities (the “Conversion”) at the Unit Price, effective as of the closing of the Offering (the “Effective Date”), resulting in the issuance of: (i) 965,233 shares of Common Stock; and (ii) Warrants to purchase a total of 241,308 shares of Common Stock at an exercise price of $1.185, such Warrants to be issued pursuant to the form of Warrant attached hereto as Exhibit B, provided, that Section 2(e) of the Warrant shall be deleted and shall be replaced with the phrase “Intentionally Omitted”.

2.

TERMINATION OF EXISTING AGREEMENTS.   Pursuant to the terms of the Conversion, as of the Effective Date, all existing rights, privileges and preferences provided under the Line of Credit Agreement, Security Agreement, Intellectual Property Security Agreement and Promissory Notes are hereby terminated in their entirety.

3.

COMPLIANCE WITH SECURITIES LAWS.    DermaStar represents and warrants to the Company as follows:

(a)

DermaStar acknowledges that it understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933 (the “Act”) or any applicable state securities law, that the Securities will include a restrictive legend to that effect, and, that accordingly, the Securities may not be offered or sold except pursuant to an effective registration statement under the Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act and in accordance with applicable state securities laws.

(b)

DermaStar has adequate means of providing for current needs and contingencies, has no need for liquidity in the Securities, and is able to bear the economic risk of an investment in the Securities. DermaStar represents that it is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment in the Securities.

(c)

DermaStar is an “accredited investor” as defined in Regulation D of the Securities Act and has sufficient knowledge and experience in financial and business matters that DermaStar is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto and has the capacity to protect its own interests in connection with the issuance of the Securities.

(d)

DermaStar has no present intention of distributing any of such Securities in violation of the Act or any applicable state securities law, has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law and is acquiring the Securities solely for DermaStar’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part.

(e)

DermaStar will not sell or otherwise transfer the Securities without registration under the Act or an exemption therefrom and fully understands and agrees that DermaStar must bear the economic risk for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(f)

The terms and conditions under which the Securities were issued were directly communicated to DermaStar by the Company in such a manner that DermaStar was able to ask questions of and receive answers from concerning the terms and conditions of this transaction.  At no time was DermaStar presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

4.

MISCELLANEOUS.

(a)

Entire Agreement; Modifications; Waiver.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it, except for any other agreements referenced herein. This Agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this Agreement), representations, and understandings of the Parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

(b)

Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be mailed, faxed or otherwise delivered in person to the Parties at the their respective addresses of record.

(c)

Necessary Acts.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

(d)

Waiver.  Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement.  The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

(e)

Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect.  If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(f)

Disputes.  Any dispute or other disagreement arising from or out of this Agreement shall be resolved in state court in California.  Any such disputes may only be resolved by a bench trial.  The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California.  (For additional terms related to Disputes, see Section (g) below).

_____Company

_____DermaStar

(g)

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE COURTS LOCATED IN NORTH COUNTY SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any Party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing Party shall be awarded reasonable attorneys fees, expenses and costs.

(h)

Attorneys’ Fees.  Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

(i)

Execution of the Agreement.  The Company, the party executing this Agreement on behalf of the Company, and DermaStar, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and DermaStar of this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and DermaStar and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein.  Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.  Delivery may take place via facsimile transmission.

***SIGNATURE PAGE FOLLOWS***

_____Company

_____DermaStar

SIGNATURE PAGE

IN WITNESS WHEREOF, this Promissory Note Conversion Agreement has been executed by the Parties as of the date first above written.

IMPRIMIS PHARMACEUTICAL, INC. ___________________________________ By: Its:	DERMASTAR INTERNATIONAL, LLC _________________________________ By: Its:

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

_____Company

_____DermaStar

EXHIBIT A

Securities Purchase Agreement

_____Company

_____DermaStar

EXHIBIT B

Form Warrant

_____Company

_____DermaStar